UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2007

Clearant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50309	912190195
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1801 Avenue of the Stars, Suite 435, Los Angeles, California		90067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 479-4570

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2007, Maurice J. DeWald was appointed to our board of directors and was issued 400,000 stock options in connection with his appointment.

Maurice J. DeWald is Chairman and Chief Executive Officer of Verity Financial Group, Inc., a private financial advisory firm that he founded in 1992. From 1962-1991, Mr. DeWald was employed by KPMG LLC, a Big Four accounting and tax consulting firm, where he served at various times as director, and as the Managing Partner of the Orange County, Chicago and Los Angeles offices. Mr. DeWald is a director of Integrated Healthcare Holdings, Inc., Advanced Materials Group, Inc., NNN Healthcare/Office REIT, Inc. and fileSCAN, Inc. He also sits on the Advisory Council of the University of Notre Dame Mendoza School of Business. Mr. DeWald is a past Chairman and director of United Way of Greater Los Angeles. Mr. DeWald received a B.B.A. degree from the University of Notre Dame. He is also a Certified Public Accountant.

There are no family relationships between any of our directors or executive officers. None of the directors has had a material interest in any of our transactions since the beginning of our last fiscal year.

Unless otherwise required by law, we disclaim any obligation to release publicly any updates or any changes in the Company's expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearant, Inc.

September 18, 2007	By:	Jon M. Garfield

Name: Jon M. Garfield
Title: Chief Executive Officer